Exhibit 10.1

IceWEB, Inc.

AMENDMENT NO. 1

TO

ICEWEB, INC.

2012 EQUITY COMPENSATION PLAN

WHEREAS, On August 28, 2012, IceWEB, Inc. (the “Company”), adopted the 2012 Equity Compensation Plan (the “Plan”) covering 20,000,000 shares of Common Stock;

WHEREAS, the Company desires to amend the Plan to further increase the authorized number of shares of Common Stock included within the Plan;

NOW, THEREFORE, the Company hereby amends the Plan as follows:

1.	Section 4 of the Plan entitled “Shares Subject to Plan” is hereby amended so that the maximum aggregate number of shares which may be issued under the Plan shall be 75,000,000 shares of Common Stock.

2.	Except as modified herein, the terms and conditions of the Plan shall remain in full force and effect.

Executed this 17th day of January, 2013.

ICEWEB, INC.

By:	/s/ Robert M. Howe III
Robert M. Howe III, CEO

Notary:

Subscribed and sworn before me this 17th day of January, 2013.

/s/ My Le Phuong

Notary Public

My Commission Expires May 31, 2013

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